 Registration No. 333-144400

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

 Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as Specified in its Charter)

Oregon	93-0995165
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11200 Murray Scholls Place

Beaverton, Oregon  97007

(503) 643-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________

JAMES F. HENSEL

President and Chief Executive Officer

Metro One Telecommunications, Inc.

11200 Murray Scholls Place

Beaverton, Oregon  97007

(503) 643-9500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

____________

DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock, no par value per share, of Metro One Telecommunications, Inc. registered pursuant to this Form S-3, as amended, for issuance upon conversion of series A convertible preferred stock is 1,444,635 shares, none of which have been sold since the Registration Statement became effective. The Registration Statement is hereby amended to remove from registration all 1,444,635 shares, and the Registration Statement is terminated.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

See “Exhibit Index” immediately following the signature page below.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beaverton, state of Oregon, on the 28th day of January, 2009.

METRO ONE TELECOMMUNICATIONS, INC. (Registrant)
By:	/s/ James F. Hensel
James F. Hensel President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 28th day of January, 2009.

	Signature	Title

	James F. Hensel*	President, Chief Executive Officer, and Director (Principal Executive, Financial, and Accounting Officer)

	Kenneth D. Peterson, Jr.*	Chairman of the Board of Directors

	Jonathan A. Ater*	Director

	Elchanan Maoz*	Director

	Mary Oldshue*	Director

	Richard B. Keller II*	Director

*By	/s/ James F. Hensel
James F. Hensel Attorney-in-fact